Exhibit 23.1
Concent of Baum & Company, CPAs


                               [FIRM LETTERHEAD]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Form S-8, of our report included in the annual report on Form 10KSB of Bio Solutions Manufacturing, Inc., for the year ended January 31, 2005, and to the reference to our firm under the caption "Experts" in the document.



                              Baum & Company CPAs
                             /s/Baum & Company CPAs


Coral Springs, Florida

August 17, 2005